EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of September 2nd, 1997, by and between OneLink Communications, Inc., a Minnesota corporation (the "Company"), and Paul Lidsky, an individual resident of the State of Minnesota ("Executive").

     WHEREAS, the Company wishes to employ Executive to render services for the Company on the terms and conditions set forth in this Agreement, and Executive wishes to be retained and employed by the Company on such terms and conditions.

     NOW, THEREFORE, in consideration of the premises and the respective undertakings of the Company and Executive set forth below, the Company and Executive agree as follows:

     1. Employment. The Company hereby employs Executive, and Executive accepts such employment and agrees to perform services for the Company, for the period and upon the other terms and conditions set forth in this Agreement.

     2. Term. Unless terminated at an earlier date in accordance with Section 9 of this Agreement, the term of Executive's employment hereunder shall be for a period of two (2) years, commencing on the date of this Agreement. Thereafter, the term of this Agreement shall be automatically extended for successive one
(1) year periods unless either party objects to such extension by written notice to the other party at least sixty (60) days prior to the end of the initial term or any extension term.

     3. Position and Duties.

                  3.01 Service with Company. During the term of this Agreement, Executive agrees to perform such reasonable employment duties as the Board of Directors of the Company shall assign to him from time to time. Executive shall have the title of President and Chief Executive Officer and shall report directly to the Board of Directors. Executive also agrees to serve, for any period for which he is elected, as a director of the Company, any committee of the Board and as an officer and/or director of any subsidiary of the Company; provided, however, that Executive shall not be entitled to any additional compensation for serving as such a director, committee member or an officer.

                  3.02 Performance of Duties. Executive agrees to devote his full time, attention and efforts to the business and affairs of the Company during the term of this Agreement. Executive represents to the Company that he is under no contractual commitments inconsistent with his obligations set forth in this Agreement, and that during the term of this Agreement, he will not render or perform services for any other corporation, firm, entity or person which are inconsistent with the provisions of this Agreement, except with the prior written consent of the Board of Directors of the Company.

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     4. Compensation.

                  4.01 Base Salary. As base compensation for all services to be rendered by Executive under this Agreement during the initial term of this Agreement (unless earlier terminated as provided herein), the Company shall pay to Executive a base salary of twelve thousand five hundred dollars ($12,500) per month, which salary shall be paid in accordance with the Company's normal payroll procedures and policies. The salary payable to Executive during each subsequent year during the term of this Agreement shall be established by the Company's Board of Directors following an annual performance review, but in no event shall the salary for any subsequent year be less than the salary in effect for the prior year.

                  4.02 Incentive Compensation. In addition to the base salary described in Section 4.01, for the initial term of this Agreement, Executive shall be eligible for an annual cash bonus of up to 50% of Executive's annual base salary payable within 90 days following the anniversary date of this Agreement on the condition that Executive successfully achieves certain milestones for the progress and development of the Company and its services as determined by the sole discretion of the Board of Directors of the Company. These milestones shall be determined by the mutual agreement of Executive and the Board of Directors within the first sixty (60) days of the term of this Agreement and may be adjusted by mutual agreement of the Executive and the Board of Directors. Notwithstanding the foregoing, one half of the first year's bonus equal to $37,500 shall be paid to the Executive on February 28, 1998 if Executive is employed on that date, without regard to the achievement of any performance criteria.

                  4.03 Participation in Benefit Plans. Executive shall also be entitled to participate in all employee benefit plans or programs (including vacation time, and health, life and disability insurance) of the Company to the extent that his position, title, tenure, salary, age, health and other qualifications make him eligible to participate. Commencing on the date hereof and on each anniversary of this Agreement during the term of the Agreement, the Executive shall accrue two weeks' vacation, which shall be taken during the following year. The Company does not guarantee the adoption or continuance of any particular employee benefit plan or program during the term of this Agreement, and Executive's participation in any such plan or program shall be subject to the provisions, rules and regulations applicable thereto. Notwithstanding the foregoing, the Company shall pay 100% of the premium cost associated with participation by the Executive, his spouse and other dependents in a health plan. Until such time as the Executive commences participation in a Company sponsored health plan, the Executive shall either maintain continuation coverage under his prior employer's health plan or an individual health plan as agreed to by the Executive and the Company.

                  4.04 Expenses. The Company will pay or reimburse Executive for all reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties under this Agreement, subject to the presentment of appropriate vouchers in accordance with the Company's normal policies for expense verification. These expenses shall include, but not be limited to,

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reasonable  industry  association  membership  dues,  portable  phone,  computer equipment and reasonable entertainment expenses. Company shall, in addition, pay Executive $450 per month to cover all costs associated with a private automobile selected by Executive, including, but not limited to, lease costs, gas, repairs, general maintenance and insurance.

                  4.05 Initial Stock Option. Concurrently with the execution of this Agreement, the Company shall issue to Executive an option to purchase shares of the Company's common stock at an exercise price of $1.00 per share as follows:

         (a) Up to 200,000 shares, the option for which shall vest at a rate of 50,000 shares per year on the anniversary of the date of this Agreement and shall vest immediately in the event of a Change in Control as defined in Section 10.04, if Executive is employed by the Company on such dates; and

         (b) Up to 200,000 shares, the option for which shall vest on the tenth anniversary of this Agreement or earlier upon the occurrence of the following events:

                  (i) 50,000 shares immediately upon the end of the first quarter in which the Company experiences an operating profit;

                  (ii) 50,000 shares immediately upon the end of the second of successive quarters in which the Company experiences an operating profit;

                  (iii) 50,000 shares immediately upon the end of the first fiscal year in which the Company experiences an operating profit after the occurrence of the first two vesting events; and

                  (iv) 50,000 shares immediately upon the end of the second of successive fiscal years in which the Company experiences an operating profit.

The option shall qualify as an incentive stock option under the Internal Revenue Code, shall be evidenced by a written stock option agreement to be prepared by the Company and shall be issued pursuant to and in accordance with the terms and conditions of the Company's Amended and Restated 1994 Stock Option Plan.

                  4.06 Additional Stock Options. In addition to the options granted pursuant to Section 4.05, Executive shall be eligible to participate in the Company's stock option plans, in accordance with the terms and conditions of those plans. It is the intent of the Company, solely at the discretion of the Board of Directors, to consider additional grants of stock options to Executive from time to time, based on the Executive's performance, the performance of the Company and the Company's capital needs.

     5. Indemnification. The Company will indemnify the Executive (and his legal representative or other successors) to the fullest extent permitted (including payment of expenses in advance of final disposition of the proceeding) by the laws of the State of Minnesota, as in effect at the time of the subject act or omission, or the Articles of Incorporation and By-Laws of the Company as in

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effect  at such  time or on the date of this  Agreement,  whichever  affords  or afforded greater protection to the Executive; and the Executive shall be entitled to the protection of any insurance policies the Company may elect to maintain generally for the benefit of its directors and officers, against all costs, charges and expenses whatsoever incurred or sustained by him or his legal representatives in connection with any action, suit or proceeding to which he (or his legal representative or other successors) may be made a party by reason of his being or having been a director, officer or employee of the Company or any of its subsidiaries or his serving or having served any other enterprise as a director, officer or employee at the request of the Company.

     6. Confidential Information. Except as permitted or directed by the Company's Board of Directors, during the term of this Agreement or at any time thereafter, Executive shall not divulge, furnish or make accessible to anyone or use in any way (other than in the ordinary course of the business of the Company) any confidential or secret knowledge or information of the Company which Executive has acquired or become acquainted with or will acquire or become acquainted with prior to the termination of the period of his employment by the Company, whether developed by Executive or by others, concerning any trade secrets, confidential or secret designs, processes, formulae, plans, devices or material (whether or not patented or patentable) directly or indirectly useful in any aspect of the business of the Company, any customer or supplier lists of the Company, any confidential or secret development or research work of the Company, or any other confidential information or secret aspects of the business of the Company. Executive acknowledges that the above-described knowledge or information constitutes a unique and valuable asset of the Company and represents a substantial investment of time and expense by the Company, and that any disclosure or other use of such knowledge or information other than for the sole benefit of the Company would be wrongful and would cause irreparable harm to the Company. The foregoing obligations of confidentiality, however, shall not apply to any knowledge or information which (i) is or becomes available to the public other than as a result of disclosure by Executive, (ii) was available to Executive on a nonconfidential basis prior to the disclosure to Executive by the Company or (iii) becomes available to Executive on a nonconfidential basis from a source other than the Company or its representatives.

     7. Ventures. If, during the term of this Agreement, Executive is engaged in or associated with the planning or implementing of any project, program or venture involving the Company and a third party or parties, all rights in such project, program or venture shall belong to the Company. Except as formally approved by the Company's Board of Directors, Executive shall not be entitled to any interest in such project, program or venture or to any commission, finder's fee or other compensation in connection therewith other than the salary to be paid to Executive as provided in this Agreement.

     8. Noncompetition Covenant.

                  8.01 Agreement Not to Compete. Executive agrees that, during the period of his employment by the Company and for a period of one (1) year after the termination of such employment (whether such termination is with or without "cause," or whether such termination is occasioned by Executive or the Company), he shall not, directly or indirectly, within the United States:

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         a.       be employed by or provide advice or consulting services to, or
                  participate  in  (as  owner,  partner,  stockholder,   member,
                  venturer, director, governor, or the like) any business engaged in the invention, design, development, marketing, selling, distributing and/or manufacturing of products or services that compete with products or services which are, at the time of termination of this Agreement, (i) provided by the Company to its customers, (ii) under development by the Company, or (iii) under active negotiation by the Company to purchase the rights for from another company;

         b. solicit or recruit any individual employed by the Company for the purpose of being employed by Executive or by any entity on whose behalf he is acting as an agent, representative or employee; or

         c. influence or attempt to influence customers, suppliers, or vendors of the Company or parties with which the Company does business, to divert their business away from the Company.

                  8.02 Geographic Extent of Covenant. The obligations of Executive under Section 8.01 shall apply to each and every state of the United
 States of America.

                  8.03 Limitation on Covenant. Ownership by Executive, as a passive investment, of less than five percent (5%) of the outstanding shares of capital stock of any corporation listed on a national securities exchange or publicly traded in the over-the-counter market shall not constitute a breach of this Section 8.

                  8.04 Indirect Competition. Executive further agrees that, during the term of this Agreement, he will not, directly or indirectly, assist or encourage any other person in carrying out, directly or indirectly, any activity that would be prohibited by the above provisions of this Section 8 if such activity were carried out by Executive, either directly or indirectly; and in particular Executive agrees that he will not, directly or indirectly, induce any employee of the Company to carry out, directly or indirectly, any such activity.

     9. Patent and Related Matters.

                  9.01 Disclosure and Assignment. Executive will promptly disclose in writing to the Company complete information concerning each and every invention, discovery, improvement, device, design, apparatus, practice, process, method, service, program or product, whether patentable or not, made, developed, perfected, devised, conceived or first reduced to practice by Executive, either solely or in collaboration with others, during the term of this Agreement, whether or not during regular working hours, relating either directly or indirectly to the business, products, practices, services, programs

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or  techniques  of the  Company  (hereinafter  referred  to as  "Developments").
Executive,  to the  extent  that  he  has  the  legal  right  to do  so,  hereby acknowledges that any and all of said Developments are the property of the Company and hereby assigns and agrees to assign to the Company any and all of
Executive's   right,  title  and  interest  in  and  to  any  and  all  of  such
Developments.

                  9.02  Limitation on Section 9.01.  The provisions of Section
9.01 shall not apply to any Development meeting the following conditions:

                  (a) such Development was developed entirely on Executive's own time, and

                  (b) such Development was made without the use of any Company equipment, supplies, facility or trade secret information; and

                  (c) such Development does not relate (i) directly to the business of the Company, or (ii) to the Company's actual or demonstrably anticipated research or development, and

                  (d) such Development does not result from any work performed by Executive for the Company.

                  9.03 Assistance of Executive. Upon request and without further compensation therefor, but at no expense to Executive, and whether during the term of this Agreement or thereafter, Executive will do all lawful acts, including, but not limited to, the execution of papers and lawful oaths and the giving of testimony, that in the opinion of the Company, its successors and assigns, may be necessary or desirable in obtaining, sustaining, reissuing, extending and enforcing United States and foreign patents, including but not limited to, design patents, on any and all of such Developments, and for perfecting, affirming and recording the Company's complete ownership and title thereto, and to cooperate otherwise in all proceedings and matters relating thereto.

                  9.04 Records. Executive will keep complete, accurate and authentic accounts, notes, data and records of all Developments, except those detailed in Section 9.02 above, in the manner and form requested by the Company. Such accounts, notes, data and records shall be the property of the Company, and, upon its request, Executive will promptly surrender same to it or, if not previously surrendered upon its request or otherwise, Executive will surrender the same, and all copies thereof, to the Company upon the conclusion of his employment.

                  9.05 Obligations, Restrictions and Limitations. Executive understands that the Company may enter into agreements or arrangements with agencies of the United States Government, and that the Company may be subject to laws and regulations which impose obligations, restrictions and limitations on it with respect to inventions and patents which may be acquired by it or which may be conceived or developed by employees, consultants or other agents rendering services to it. Executive agrees that he shall be bound by all such obligations, restrictions and limitations applicable to any such invention conceived or developed by him during the term of this Agreement and shall take any and all further action which may be required to discharge such obligations and to comply with such restrictions and limitations.

     10. Termination.

                  10.01 Grounds for Termination. This Agreement shall terminate prior to the expiration of the initial term set forth in Section 2 or any extension thereof in the event that at any time during such initial term or any extension thereof:

                  (a)      Executive dies, or

                  (b)      Executive becomes disabled (as defined below), or

                  (c) The Board of Directors of the Company elects to terminate this Agreement for "cause" and notifies Executive in writing of such election, or

                  (d) The Board of Directors of the Company elects to terminate this Agreement without "cause" and notifies Executive in writing of such election, or

                  (e) Executive elects to terminate this Agreement and notifies the Company in writing of such election; or

                  (f) Executive elects to terminate this Agreement: (i) as a result of a material breach by the Company of the terms of this Agreement provided the Executive, within thirty (30) days of such breach, gives written notice to the Company describing in reasonable detail such breach and the Company has failed to cure such breach within thirty (30) days of such notice, or
                           (ii) at any time after 30 days following a "Change in Control" as defined in Section 10.04.

     If this  Agreement is terminated  pursuant to subsection (a) or (b) of this
Section 10.01, such termination shall be effective immediately. If this Agreement is terminated pursuant to subsection (c), (d), (e) or (f) of this
Section 10.01, such termination shall be effective thirty (30) days after delivery of the notice of termination.

                  10.02    "Cause" Defined.

                  (a) Executive has breached the provision of Section 6, 8 or 9 of this Agreement in any material respect, or

                  (b) Executive has engaged in willful and material misconduct, or the willful and material failure to perform Executive's duties as an officer or employee of the Company (including as a result of Executive's use of narcotics, liquor or illicit drug) and has failed to "cure" such default within thirty (30) days after receipt of written notice of default from the Company, or

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                  (c)      Executive has committed fraud, misappropriation or
                           embezzlement in connection with the Company's business, or

                  (d) Executive has been convicted or has pleaded nolo contendere to felony criminal conduct.

                  In the event that the Company terminates Executive's employment for "cause" pursuant to subsection 10.01(c) and Executive objects in writing to the Board's determination that there was proper "cause" for such termination within twenty (20) days after Executive is notified of such termination, the matter shall be resolved by arbitration in accordance with the provisions of Section 11.01. If Executive fails to object to any such determination of "cause" in writing within such twenty (20) day period, he shall be deemed to have waived his right to object to that determination. If such arbitration determines that there was not proper "cause" for termination, such termination shall be deemed to be a termination pursuant to subsection 10.01(d) and Executive's sole remedy shall be to receive the wage continuation benefits contemplated by Section 10.07.

                  10.03 "Disability" Defined. As used in this Agreement, Executive shall be deemed "disabled" if Executive suffers or incurs any disease, injury or other physical or mental impairment or disorder which constitutes a long-term disability under the disability income insurance policy then being provided by the Company for Executive, or if no such policy is in force, by a qualified physician selected by the Company and approved by the Executive or a member of his immediate family.

                  10.04 "Change in Control" Defined. As used in this Agreement, "Change in Control" shall mean a change in control which would be required to be reported in response to item 6(e) on Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirement, including, without limitation, if:

         (a) any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, including any affiliate or associate as defined in Rule 12(b)-2 under the Exchange Act of such person, other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; or

         (b) less than a majority of the Board of Directors is comprised of the individuals described below; or

         (c) the stockholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another

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                  corporation  or other  enterprise  in  which  the  holders  of outstanding stock of the Company entitled to vote in elections of directors immediately before such merger or consolidation hold less than 80% of the voting power of the survivor of such merger or consolidation or its parent, or approve a plan of liquidation; or

         (d) at least 80% of the Company's assets are sold and transferred to another corporation or other enterprise that is not a subsidiary, direct or indirect, or other affiliate of the Company.

"Board of Directors" shall, for purposes of Section 10.04, mean individuals who on the date hereof constituted the Board of the Company, and any new director who subsequently was elected or nominated for election by a majority of the individuals who on the date hereof constituted the Board of Directors and those individuals, if any, who were previously elected or nominated as provided for in this paragraph.

                  10.05 Effect of Termination. Notwithstanding any termination of this Agreement, Executive, in consideration of his employment hereunder to the date of such termination, shall remain bound by the provisions of this Agreement which specifically relate to periods, activities or obligations upon or subsequent to the termination of Executive's employment.

                  10.06 Surrender of Records and Property. Upon termination of his employment with the Company, Executive shall deliver promptly to the Company all records, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, data, tables, calculations or copies thereof, in whatever form maintained, including but not limited to electronic media, which are the property of the Company or which relate in any way to the business, products, services, practices or techniques of the Company, and all other property, trade secrets and confidential information of the Company, including, but not limited to, all documents which in whole or in part contain any trade secrets or confidential information of the Company, which in any of these cases are in his possession or under his control. This provision does not apply to records, documents, etc., covering solely Developments described in Section 9.02 above.

                  10.07 Wage Continuation. If Executive's employment by the Company is terminated by the Company pursuant to subsections 10.01(a), 10.01(b) or 10.01(d) or by the Executive pursuant to subsection 10.01(f), the Company shall continue to pay to Executive or his estate his then current base salary (less any payments received by Executive from any disability income insurance policy provided to him by the Company) and shall continue to provide health, life and disability insurance benefits for Executive to the extent required by law (except when Executive's employment is terminated pursuant to subsection 10.01(a)) through the earlier of (a) the date that Executive has obtained other full-time employment, or (b) twelve (12) months from the date of termination of employment. If this Agreement is terminated pursuant to subsection 10.01(c) or 10.01(e) or pursuant to Section 2, Executive's right to base salary and benefits shall immediately terminate, except as may otherwise be required by applicable law.

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     11. Settlement of Disputes.

                  11.01 Arbitration. Except as provided in Section 11.02, any claims or disputes of any nature between the Company and Executive arising from or related to the performance, breach, termination, expiration, application, or meaning of this Agreement or any matter relating to Executive's employment and the termination of that employment by the Company shall be resolved exclusively by arbitration to be held in Minneapolis, Minnesota in accordance with the applicable rules then obtaining of the American Arbitration Association. The parties shall select a mutually acceptable single arbitrator to resolve the dispute or if they fail or are unable to do so, each side shall within the following ten (10) business days select a single arbitrator and the two so selected shall select a third arbitrator within the following ten (10) business days. The fees of the arbitrator(s) and other costs incurred by Executive and the Company in connection with such arbitration, including without limitation, the reasonable attorneys fees of the prevailing party, shall be paid by the party who is unsuccessful in such arbitration.

                  The decision of the arbitrator(s) shall be final and binding upon both parties. Judgment of the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. In the event of submission of any dispute to arbitration, each party shall, not later than thirty (30) days prior to the date set for hearing, provide to the other party and to the arbitrator(s) a copy of all exhibits upon which the party intends to rely at the hearing and a list of all persons each party intends to call at the hearing.

                  11.02  Resolution  of  Certain  Claims  -  Injunctive  Relief.
Section 11.01 shall have no application to claims by the Company asserting a violation of Section 6, 8, 9 or 10.06 or seeking to enforce, by injunction or otherwise, the terms of Section 6, 8, 9 or 10.06. Such claims may be maintained by the Company in a lawsuit subject to the terms of Section 11.03. Executive agrees that, in addition to, but not to the exclusion of any other available remedy, the Company shall have the right to enforce the provisions of Sections 6, 8, 9 and 10.06 by applying for and obtaining temporary and permanent restraining orders or injunctions from a court of competent jurisdiction without the necessity of filing a bond therefor, and the Company shall be entitled to recover from the Executive its reasonable attorneys' fees and costs in enforcing the provisions of Section 6, 8, 9 or 10.06.

                  11.03 Venue. Any action at law, suit in equity, or judicial proceeding arising directly, indirectly, or otherwise in connection with, out of, related to or from this Agreement or any provision hereof, shall be litigated only in the courts of the state of Minnesota, County of Hennepin. Executive waives any right the Executive may have to transfer or change the venue of any litigation brought against Executive by the Company.

                  11.04 Severability. To the extent any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by, any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably be covered. Executive acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement be given the construction which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.


     12. Miscellaneous.

                  12.01 Governing Law. This Agreement is made under and shall be governed by and construed in accordance with the laws of the state of Minnesota.

                  12.02 Prior Agreements. This Agreement contains the entire agreement of the parties relating to the employment of Executive by the Company and the ancillary matters discussed herein and supersedes all prior agreements and understandings with respect to such matters, and the parties hereto have made no agreements, representations or warranties relating to such employment or ancillary matters which are not set forth herein.

                  12.03 Withholding Taxes. The Company may withhold from any benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

                  12.04  Amendments.   No  amendment  or  modification  of  this
Agreement shall be deemed effective unless made in writing and signed by the both Executive and the Company.

                  12.05 No Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel to enforce any provisions of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

                  12.06 Assignment. This Agreement shall not be assignable, in whole or in part, by either party without the written consent of the other party.

                  12.07 Counterparts. This Agreement may be simultaneously executed in any number of counterparts, and such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

                  12.08 Captions and Headings. The captions and paragraph headings used in this Agreement are for convenience of reference only, and shall not affect the construction or interpretation of this Agreement or any of the provisions hereof.

         IN WITNESS WHEREOF, Executive and the Company have executed this Agreement as of the date set forth in the first paragraph.


                                           ONELINK COMMUNICATIONS, INC.


                                           By
                                               Ronald Eibensteiner,
                                               Chairman of the Board



                                            Paul Lidsky